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                                                                   EXHIBIT 10.20



                                      ISDA
                  International Swap Dealers Association, Inc.



                                MASTER AGREEMENT
                            dated as of June 10, 1999



CHICAGO BRIDGE & IRON COMPANY NV and  BANK OF MONTREAL

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.         INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.         OBLIGATIONS

(a)        GENERAL CONDITIONS.

           (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

           (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

           (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.



       Copyright (C) 1992 by International Swap Dealers Association, Inc.

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(b)        CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)        NETTING. If on any date amounts would otherwise be payable: --

           (i)  in the same currency; and

           (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)        DEDUCTION OR WITHHOLDING FOR TAX.

           (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for. or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

               (1)  promptly notify the other party ("Y") of such requirement;

               (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

               (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

               (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                    (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                    (B) the failure of a representation made by Y pursuant to
                    Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.


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         (ii)  LIABILITY. If: --

               (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

               (2)   X does not so deduct or withhold; and

               (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)      BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).


                                       3                             ISDA(R)1992
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(b)       ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of
Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.        AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

         (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

         (ii) any other documents specified in the Schedule or any Confirmation; and

         (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would nor materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.


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(e)      PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.       EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii) CREDIT SUPPORT DEFAULT.

               (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

               (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

               (3) the party or such Credit Support Provider disaffirms. disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
         (I) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment. delivery or exchange date of. or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified


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         Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

         (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

               (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

         (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

               (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

               (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(h) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

         (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it



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

         becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

               (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

               (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under
         Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

         (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(vii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

         (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.       EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the



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

presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)      RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
         Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)( 1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iv)  RIGHT TO TERMINATE. If:--

               (l) a transfer under Section 6(b)(ii) or an agreement under
               Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

               (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      EFFECT OF DESIGNATION.

         (i) If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

         (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in


                                       8                             ISDA(R)1992
         respect of an Early Termination Date shall be determined pursuant to
         Section 6(e).

(d)      CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default: --

               (1) FIRST METHOD AND MARKER QUOTATION. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

               (2) FIRST METHOD AND LOSS. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

               (3) SECOND METHOD AND MARKET QUOTATION. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

               (4) SECOND METHOD AND LOSS. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event: --


                                       9                             ISDA(R)1992

               (1) ONE AFFECTED PARTY. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

               (2)  TWO AFFECTED PARTIES. If there are two Affected Parties:--

                    (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                    (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

               If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.       TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.       CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent



                                       10                            ISDA(R)1992
such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the ocher obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.       MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)      COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment



                                       11                            ISDA(R)1992
         they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.      OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.      EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.       NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

         (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or



                                       12                            ISDA(R)1992

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.      GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.      DEFINITIONS
As used in this Agreement: --

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or


                                       13                            ISDA(R)1992

Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"LLLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business


                                       14                            ISDA(R)1992

(including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to
Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would


                                       15                            ISDA(R)1992
constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not Cm the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in



                                       16                            ISDA(R)1992
effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.





CHICAGO BRIDGE & IRON COMPANY NV                    BANK OF MONTREAL
--------------------------------                    -----------------------
       (Name of Party)                              (Name of Party)

By:   CHICAGO BRIDGE & IRON COMPANY B.V.
Its:  Managing Director

By:   /s/ Timothy J. Wiggins                  By:   /s/ Kevin R. Holme
      ----------------------                        ------------------
  Name:   Timothy J. Wiggins                        Name:    Kevin R. Holme
  Title:  Managing Director                         Title:   Managing Director
  Date:   June 11, 1999                             Date:    June 11, 1999









                                       17                            ISDA(R)1992

(Multicurrency - Cross Border)



                                      ISDA

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                            dated as of June 10, 1999


             between CHICAGO BRIDGE & IRON COMPANY N.V. (`Party A")


                                       and


                          BANK OF MONTREAL ("Party B")


                                     PART 1

                             TERMINATION PROVISIONS

(a)      "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

         Section 5(a)(v), Material Subsidiaries (as defined in the Credit Agreement)
         Section 5(a)(vi), Material Subsidiaries (as defined in the Credit Agreement)
         Section 5(a)(vii), Material Subsidiaries (as defined in the Credit Agreement)
         Section 5(b)(iv), Material Subsidiaries (as defined in the Credit Agreement)

         and in relation to Party B for the purpose of:-

         Section 5(a)(v), Not Applicable
         Section 5(a)(vi), Not Applicable
         Section 5(a)(vii), Not Applicable
         Section 5(b)(iv), Not Applicable.

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and Party B.

         "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14, provided that it will also include any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of any Swap Transaction (as defined in the ISDA Definitions) and will not include indebtedness in respect of deposits received or any payment obligation not made because of any event similar to Illegality.

         "THRESHOLD AMOUNT" means in relation to Party A (i) zero with respect to Specified Indebtedness to Party B and (ii) US$5,000,000 with respect to any other Specified Indebtedness.

      "THRESHOLD AMOUNT" means in relation to Party B 2% of stockholders' equity (including retained earnings) of Party B.

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply to Party A and Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will apply to Party A and Party B.

(f)   PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
      Agreement:

     (i)   Market Quotation will apply.

     (ii)  The Second Method will apply.

(g) "TERMINATION CURRENCY" means the currency selected by the Non-defaulting Party or the non-Affected Party, as the case may be, provided that the Termination Currency shall be one of the currencies in which payments in respect of at least one Terminated Transaction are required to be made pursuant to the related Confirmation if such specified currency is freely transferable, failing which the Termination Currency shall be U.S. Dollars. If there are two Affected Parties the Termination Currency shall be U.S. Dollars.

(h)   ADDITIONAL TERMINATION EVENT will not apply.

(i) "CREDIT AGREEMENT" means the Credit Agreement dated as of March 6, 1997, as amended October 31, 1997 and March 5, 1998, among Party A, the Borrowing Subsidiaries party thereto, the Lenders party thereto (including Party B) and The Chase Manhattan Bank as Administrative Agent, (without giving effect to any amendments thereto, or waivers or consents granted thereunder, not consented to by Party B).

(j) ADDITIONAL EVENT OF DEFAULT. In addition to the Events of Default contained in Section 5, it shall be an Event of Default hereunder, with Party A as the Defaulting Party, if, under the Credit Agreement, an "Event of Default" (as defined in the Credit Agreement) shall occur, whether or not the Credit Agreement remains in effect, without giving effect to any requirement contained in the Credit Agreement that notice of the relevant circumstance be provided by any party, but only requiring that any such notice be provided by Party B.

(k) ADDITIONAL COVENANTS AND AGREEMENTS. In addition to the agreements set forth in Section 4, Party A agrees to observe, perform and comply with all the covenants and agreements set forth in the Credit Agreement whether or not the Credit Agreement remains in effect, and such covenants and agreements will be deemed to continue in effect for the benefit of Party B whether or not any commitment remains in effect, or any sum remains payable, under the Credit Agreement provided that any documentation to be delivered to any Lender under the Credit Agreement shall be delivered to Party B.

                                     PART 2
                               TAX REPRESENTATIONS

(a) PAYER REPRESENTATION. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:- It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:-

      (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

         (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

         (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement;

         provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:-

         (i)      The following representation will apply to Party A and Party
                  B:-

                  Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the Specified Jurisdiction.

         If such representation applies, then:-

         "SPECIFIED JURISDICTION" means with respect to Party A: the Netherlands

         "SPECIFIED JURISDICTION" means with respect to Party B: Canada

         (ii) The following representations will apply to Party A and Party B, respectively:-

                  Party A has been duly incorporated, created or organized under the laws of the Netherlands and it is validly existing under those laws.

                  Party B has been duly created and organized under the laws of Canada.

         (iii)    Other Payee Representations:- None made.


                                     PART 3
                         AGREEMENT TO DELIVER DOCUMENTS


For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a) Each party shall, as soon as practicable after demand, deliver to the other party any form or document reasonably requested by the other party, including without limitation, any form or document required to enable such other party to make payments hereunder without withholding for or on account of Taxes or with such withholding at a reduced rate.

(b) Other documents to be delivered by each party concurrently with the execution and delivery of this Agreement are:

PARTY             FORM/DOCUMENT/                                  DATE BY WHICH TO BE           COVERED BY
REQUIRED TO       CERTIFICATE                                     DELIVERED                     SECTION 3(D)
DELIVER                                                                                         REPRESEN-
DOCUMENT                                                                                        TATION

Party A and       Certificate of incumbency containing specimen   Upon execution of this        Yes
Party B           signatures of each person executing the         Agreement, and if
                  Agreement.                                      requested, each
                                                                  Confirmation.

Party A           Legal opinion of Netherlands counsel            Upon execution of this        No
                  substantially in the form of Exhibit I          Agreement.
                  attached hereto.

Party A           Credit Support documents referenced in Part 4   Promptly following            Yes
                  of this Schedule.                               execution of this Agreement.

Party B           Certified copy of a resolution of the           Upon execution of this        Yes
                  directors authorizing the execution and         Agreement.
                  delivery of the Agreement.



                                     PART 4
                                  MISCELLANEOUS


 (a)     ADDRESSES FOR NOTICES.  For the purposes of Section 12(a) of this
         Agreement:-

         ADDRESS(ES) FOR NOTICES OR COMMUNICATIONS TO PARTY A:-

         Address:          Chicago Bridge & Iron Company N.V.
                           c/o Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfleld, ll. 60544
                  Attention:        Treasurer
                  Facsimile:
                  Telephone:        (815) 439-4072

         ADDRESS(ES) FOR NOTICES OR COMMUNICATIONS TO PARTY B:-
         Address: EMFISYS - Derivatives Operations
                            130 Adelaide Street West
                            Suite 500
                            Toronto, Ontario M5H 4E 1
                            Canada
                  Attention:        Manager, Confirmations
                  Facsimile:        (416) 867-4778/6827
                  Telephone:        (416) 867-7173
                  Swift ID No.:     BOFMCAM3

      Any notice sent to Party B in connection with Sections 5, 6 or 9(b) shall be sent to the following address:

      Address:         Bank of Montreal
                       Treasury Credit
                       22nd Floor
                       First Canadian Place
                       Toronto, Ontario M5X 1A1
               Attention:       Senior Manager, Documentation
               Telephone:       (416) 867-4178

(b)   PROCESS AGENT.  For purposes of Section 13(c) of this Agreement:-
      Party A appoints as its Process Agent:  Robert H. Wolfe
                                              Chicago Bridge & Iron Company N.V.
                                              c/o Chicago Bridge & Iron Company
                                              1501 North Division Street
                                              Plainfleld, ll. 60544

      Party B appoints as its Process Agent its Office at 430 Park Avenue, New York, N.Y. 10022.

(c)   OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)   MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:-

      Party A is not a Multibranch Party.

      Party B is a Multibranch Party and, for purposes of this Agreement and each Transaction entered into pursuant hereto, may act through its Toronto, Chicago or London Office.

(e) CALCULATION AGENT. The Calculation Agent is Party B, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f) CREDIT SUPPORT DOCUMENTS means, in relation to Party A: Guarantees from each of the Subsidiary Guarantors (as defined in the Credit Agreement) of Party A's obligations under this Agreement.

      CREDIT SUPPORT DOCUMENT means, in relation to Party B: Not applicable.

(g) CREDIT SUPPORT PROVIDERS means, in relation to Party A: each of the Subsidiary Guarantors (as defined in the Credit Agreement).

      CREDIT SUPPORT PROVIDER means, in relation to Party B: Not applicable.

(h) GOVERNING LAW. This Agreement will be governed by and consirued in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

                                     PART 5
                                OTHER PROVISIONS

(a) 1991 ISDA DEFINITIONS. The provisions of the 1991 ISDA Definitions (the "Definitions"), published by the International Swaps and Derivatives Association, Inc., are incorporated by reference in, and will be deemed to be part of, this Agreement and each Confirmation as if set forth in full in this Agreement or in such Confirmation, without regard to any revision or subsequent edition thereof. In the event-of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

(b) SUPERVENING ILLEGALITY. Without prejudice to a party's right to terminate in the event of Illegality, a party shall not be excused~from performance hereunder by supervening illegality (whether by reason of passage or promulgation of a new law, regulation or interpretation or of failure to obtain any required govenmental consent or approval), impossibility or frustration, with the effect that, while neither party shall be obligated to violate any applicable law by reason of this Section, each party shall retain its right to payment pursuant to
         Section 6(e) if the other party does not perform because of supervening illegality, impossibility or frustration.

(c)      CONDITIONS TO CERTAIN PAYMENTS. Notwithstanding the provisions of
         Section 6(e)(i)(3) and (4), as applicable, if the amount referred to therein is a positive number, the Defaulting Party will pay such amount to the Non-defaulting Party, and if the amount referred to therein is a negative number, the Non-defaulting Party shall have no obligation to pay any amount thereunder to the Defaulting Party unless and until the conditions set forth in (i) and (ii) below have been satisfied at which time there shall arise an obligation of the Non-defaulting Party to pay to the Defaulting Party an amount equal to the absolute value of such negative number less any and all amounts which the Defaulting Party may be obligated to pay under Section 11:

         (i) the Non-defaulting Party shall have received confirmation satisfactory to it in its sole discretion (which may include an unqualified opinion of its counsel) that (1) no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of Terminated Transactions will be required to be made in accordance with Section 6(c)(ii); and (2) each Specified Transaction shall have terminated pursuant to its specified termination date or through the exercise by a party of a right to terminate and all obligations owing under each such Specified Transaction shall have been fully and finally performed; and

         (ii) all obligations (contingent or absolute, matured or unmatured) of the Defaulting Party and any Affiliate of the Defaulting Party to make any payment or delivery to the Non-defaulting Party or any Affiliate of the Non-defaulting Party shall have been fully and finally performed.

(d) RELATIONSHIP BETWEEN THE PARTIES. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

         NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication

         (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

         ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

         STATUS OF PARTIES. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(e) BANKRUPTCY CODE REPRESENTATION. The parties hereto intend that this Agreement shall be a "master agreement" for purposes of 11 U.S.C. ss. l0l(53B) and 12 U.S.C. ss. 1821(e)(8)(D)(vii), or any successor provisions.

(f) CFTC REPRESENTATION. (i) Each party represents and warrants that (A) it is an "eligible swap participant" as that term is defined by the Commodity Futures Trading Commission at 17 C.F.R. ss. 35.l(b)(2); and
         (B) this Agreement and the Transactions hereunder are entered into in connection with its business or a line of business, and have been individually tailored and negotiated.

         (ii) With respect to any Transaction that is a commodity option, each party when it is the offeree represents that (A) it is a producer, processor, commercial user of or merchant handling the commodity; and
         (B) it is entering into such Transaction solely for purposes relating to its business as such.

(g) FEES AND EXPENSES. Party A agrees to (i) pay Party B, upon execution of this Agreement (whether or not any Transactions hereby contemplated shall be consummated) a fee of U.S.$75,000, and (ii) reimburse Party B for its out-of-pocket legal fees and expenses incurred in connection with the preparation of this Agreement, up to a maximum amount of U.S.$ 10,000.



          CHICAGO BRIDGE & IRON COMPANY N.V.        BANK OF MONTREAL

By:       CHICAGO BRIDGE & IRON COMPANY B.V.        By:      /s/ Kevin Holme
                                                             ---------------
Its:      Managing Director                         Name:    Kevin Holme
                                                    Title:   Managing Director
By:       /s/ Timothy J. Wiggins                    Date:    June 11, 1999
          ----------------------
         Timothy J. Wiggins, Managing Director
Date:    June 11, 1999

                                                                       EXHIBIT I


                       [Letterhead of Netherlands Counsel]


                                                                  [Date]

Bank of Montreal
First Canadian Place
Toronto, Ontario
M5X  1A1

Attention: Senior Counsel


Dear Sirs:

                  This opinion is furnished to you in connection with the ISDA Master Agreernent dated as of [DATE] (the "Agreement") between Chicago Bridge & Iron Company N.y. ("Counterparty") and Bank of Montreal (the "Bank"), and the Equity Forward Transaction dated as of [DATE] (the "Transaction") entered into by the Counterparty and the Bank pursuant to the Agreement. Terms defined in the Agreement and used but not defined herein have the meanings given to them in the Agreement.

                  We have acted as counsel to the Counterparty in connection with the execution and delivery of the Agreement and in connection with the Transaction. We have examined the Agreement, including the Confirmation for the Transaction (the "Confirmation"), the Counterparty's constating documents and such other documents as we have deemed necessary or appropriate for purposes of the opinions expressed herein. We have also made such investigations and considered such questions of law as we have considered necessary for the purposes of rendering this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, certified or otherwise.

                  We express no opinion with respect to the laws of any jurisdiction other than the laws of the Netherlands.

         Based on the foregoing we are of the opinion that:

         1. The Counterparty has been duly incorporated and organized and is validly existing and in good standing under the laws of the Netherlands.

         2. The execution and delivery of the Agreement and the Confirmation by the Counterparty and the performance by the Counterparty of its obligations thereunder are within the corporate power of the Counterparty and do not conflict with or result in a breach of the constating documents of the Counterparty or of any law or regulation or of any agreement, decree, order, judgment, injunction or other instrument binding on or affecting the Counterparty.

         3. All necessary and proper proceedings have been taken by the Counterparty to duly authorize the execution and delivery of the Agreement and the Confirmation to the Bank, including for the avoidance of doubt, all corporate action required pursuant to
              Section 2:98 Dutch Civil Code.

         4. No action by, notice to or filing with, or consent, authorization or approval of, any governmental authority or regulatory body is required in connection with the Counterparty's execution, delivery and performance of the Agreement and the Confirmation.

         5. The governing law clause, subjecting the Agreement to New York law, is valid under the laws of the Netherlands. Under the laws of the Netherlands, New York law will be applied to the Agreement, provided that such choice of law is bona fide and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Netherlands. To the best of our knowledge, having made due inquiry, public policy would not be breached by application of the chosen law.

         6. Assuming that the Agreement and the Confirmation are legal, valid and binding and enforceable under New York law, the Agreement and the Confirmation constitute legal, valid and binding obligations of the Counterparty enforceable in accordance with their terms and the laws of the Netherlands.

         The foregoing opinions are subject to the following qualifications:

         1. The enforceability of the Agreement and the Confirmation against the Counterparty is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles of general application affecting the rights of creditors, as well, as to the availability of specific performance, injunctive relief or any other equitable remedy; and

         2. The assumption that the Agreement and the Confirmation have been authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of the Bank.


         This opinion is provided solely for your benefit and is not to be relied upon for any purpose other than in respect of the Agreement and the Confirmation, or by any other person.

         Yours very truly,

                                                               [GRAPHIC OMITTED]
                                                                BANK OF MONTREAL
                                                EMFISYS - DERIVATIVES OPERATIONS
                                                        130 Adelaide Street West
                                                                       Suite 500
                                                                Toronto, Ontario
                                                                         M5H 4E1

                                                Telephone No.     (416) 867-7173
                                                        Fax No.   (416) 867-6827


June 11, 1999

Chicago Bridge & Iron Company N.V.
c/o Chicago Bridge & Iron Company
1501 North Division Street
Plainfield, Il  60544

ATTENTION:    MS. JEAN BROWN, TREASURER

Dear Sirs:

                         RE: EQUITY FORWARD TRANSACTION
                         OUR REFERENCE NO. 196672/235431

         The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

         The definitions and provisions contained in the 1991 ISDA Definitions (the "1991 Definitions") and in the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions", and together with the 1991 Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 1991 Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of June 10, 1999, as amended and supplemented from time to time (the "Agreement"), between Chicago Bridge & Iron Company N.V. ("Party A") and Bank of Montreal ("Party B"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.


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                                       2

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

         Trade                       Date: June 11, 1999

         Forward Settlement
         Date: August 17, 1999, and any Partial Termination Date that may be designated in accordance with the Partial Termination provisions set forth herein.

         Seller:                     Party B

         Buyer:                      Party A

         Shares: Common shares with a par value of 0.01 NLG of Chicago Bridge & Iron Company N.V. (the "Issuer")

         Number of Shares
         to be Delivered:            349,100 shares, subject to adjustment in
                                     accordance with the Partial Termination
                                     provisions set forth herein

         Forward Price:              USD 11.83 per Share

         Exchange:                   New York Stock Exchange

         Clearance System(s):        Depository Trust Company

         Business Days:              New York

Settlement Terms:

         Physical Settlement:        Applicable
                                     On the Settlement Date, Party A will pay
                                     Party B an amount equal to the Number of Shares to be Delivered multiplied by the Forward Price, and Party B will deliver to Party A the Number of Shares to be Delivered

         Settlement Date:            "Settlement Date" means, in relation to
                                     Shares to be delivered in respect of the Forward Settlement Date, the first day on which settlement of a sale of such Shares executed on that Forward Settlement Date customarily would take place through the relevant Clearance System, unless a
                                     Settlement Disruption Event prevents
                                     delivery of such Shares on that
                                     day. If a Settlement Disruption Event does prevent delivery on that day, then the Settlement Date will be the first succeeding day on which delivery of the Shares can take place through the relevant
                                     Clearance System unless a Settlement
                                     Disruption Event prevents settlement on
                                     each of the 10 relevant Clearance System
                                     Business Days immediately following the
                                     original date that, but for the Settlement
                                     Disruption Event, would have been the
                                     Settlement Date. In that case, (a) if such Shares can be delivered in any other commercially reasonable manner, then the
                                     Settlement Date will be the first day on which settlement of a sale of Shares executed on that 10th relevant Clearance
                                     System Business Day customarily would take place using such other commercially reasonable manner of delivery (which other manner of delivery will be deemed the relevant Clearance System for the purposes of delivery of the relevant Shares), and
                                     (b) if such Shares cannot be delivered in any other commercially reasonable manner, then the Settlement Date will be postponed until delivery can be effected through the relevant Clearance System or in any other commercially reasonable manner.

         Dividends:                  (a)  "Dividend Payment Date" means March
                                          30, June 30, September 30 and December
                                          30 of each calendar year during the
                                          term of this Transaction, subject to
                                          adjustment in accordance with the
                                          Following Business Day Convention.

                                     (b)  "Dividend Amount" means, in respect of
                                          each Dividend Payment Date, an amount
                                          calculated by the Calculation Agent,
                                          equal to $0.06 minus the amount of any
                                          dividend per Share declared to be
                                          payable by the Issuer for such
                                          Dividend Payment Date, multiplied by
                                          the Number of Shares to be Delivered.

                                     (c)  If the Dividend Amount so calculated
                                          is a positive number, then Party A
                                          will pay such Dividend Amount to Party
                                          B on the Dividend Payment Date. If the
                                          Dividend Amount so calculated by the
                                          Calculation Agent is a negative
                                          number, then Party B will pay the
                                          absolute value of such Dividend Amount
                                          to Party A on the Dividend Payment
                                          Date.

Adjustments:                         Upon the occurrence of an event having, in
                                     the determination of the Calculation Agent, a diluting or concentrative effect on the theoretical value of the Shares, then following the declaration by the Issuer of the Shares of the terms of any Potential
                                     Adjustment Event, the Calculation Agent
                                     will make the corresponding adjustments to the Forward Price and Number of Shares to be Delivered, and to any other variable relevant to the settlement or payment terms of the Transaction as the Calculation Agent determines appropriate to account for that diluting or concentrative effect, and will determine the effective date(s) of the adjustment(s).

Extraordinary Events:

        Consequences of Merger Events:

        (a)   Share-for-Share:  Alternative Obligation

        (b)   Share-for-Other:  Alternative Obligation

        (c)   Share-for-Combined:   Alternative Obligation

Nationalization or Insolvency:       Not applicable

Amendment of
Equity Definitions:                  For the purposes of this Transaction, the
                                     Equity Definitions are amended as follows:

                                     (A) A new Section 1.3A is added after
                                     Section 1.3:

                                     "SECTION 1.3A. SHARE FORWARD TRANSACTION.
                                     "Share Forward Transaction" means an OTC equity forward transaction relating to a single share or other security."

                                     (B) Section 1.5 is amended to read:

                                     "SECTION 1.5. SHARE TRANSACTION. "Share
                                     Transaction" means a Share Option
                                     Transaction, a Share Swap Transaction, and for the purposes of Article 9, a Share Forward Transaction."

                                     (C) A new clause (E) is added to Section
                                     9.1(c):

                                     "(E) in respect of a Share Forward
                                     Transaction, the Forward Price per Share and the Number of Shares to be Delivered, as these are set forth in the Confirmation of the Transaction;"

                                     (D) Clause (vi) of Section 9.1(e) is
                                     amended to read:




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                                       5

                                     "(vi) any other similar event that, in the reasonable judgment of the Calculation Agent, may have a diluting or concentrative effect on the theoretical value of the relevant Shares."

                                     (E) A new clause (E) is added at the end of
                                     Section 9.3(b)(i):

                                     and (E) in the case of a Share Forward
                                     Transaction, the number of New Shares to which a holder of the number of Shares equal to the Number of Shares to be Delivered would be entitled upon consummation of the Merger Event will be deemed the "Number of Shares to be Delivered" and the New Shares and their issuer will be deemed to be "Shares" and the "Issuer", respectively, and, if necessary, the Calculation Agent will adjust any relevant terms accordingly;

                                     (F) A new clause (E) is added at the end of
                                     Section 9.3(c)(i):

                                     and (E) in the case of a Share Forward
                                     Transaction, the amount of Other
                                     Consideration (as subsequently modified in accordance with any relevant terms) to which a holder of the number of Shares equal to the Number of Shares to be Delivered would be entitled upon consummation of the Merger Event will be deemed the "Number of Shares to be Delivered" and, if necessary, the Calculation Agent will adjust any relevant terms accordingly;

                                     (G) A new clause (E) is added at the end of
                                     Section 9.3(d)(i):

                                     and (E) in the case of a Share Forward
                                     Transaction, the number of New Shares and the amount of Other Consideration (as subsequently modified in accordance with any relevant terms) to which a holder of the number of Shares equal to the Number of Shares to be Delivered would be entitled upon consummation of the Merger Event will be deemed the "Number of Shares to be Delivered" and the New Shares and their issuer will be deemed to be "Shares" and the "Issuer", respectively, and, if necessary, the Calculation Agent will adjust any relevant terms accordingly.

3.       Calculation Agent:          Bank of Montreal

4. Condition Precedent: Party B's obligations under this Transaction are subject to the condition precedent that Party A shall have caused each Subsidiary Guarantor, as defined in the Credit Agreement, to execute and deliver to Party B, prior to or promptly following the Trade Date of this Transaction, a guarantee (in form and substance reasonably satisfactory to Party B and its legal advisors) of the obligations of Party A under the Agreement, including without limitation, under this Transaction.

5.       Account Details.  Account for delivery of Shares to Party A:
                           Chicago Bridge & Iron Company N.V.
                           Treasury Stock Account No. 737
                           Bank of New York

                           Account for Payments to Party B:

                           Harris Bank International Corporation New York ABA 026-007-760
                           A/C number 210-77777
                           In favour of Bank of Montreal, Toronto,
                             Derivatives Operations

6.       Offices:

         (a) The Office of Party A for the Transaction is Hoofddorp, the Netherlands; and

         (b)  The Office of Party B for the Transaction is Toronto

7. Partial Termination: (a) If Party B determines that (i) the Number of Shares to be Delivered in respect of this Transaction, plus the Number of Shares to be Delivered in respect of any other Transaction between Party A and Party B, constitutes five (5) percent or more of any class (as that term is used for purposes of the U.S. Bank Holding Company Act of 1956, as amended) of outstanding voting securities of the Issuer or
         (ii) the sum of the aggregate value of Shares of the Issuer included in this Transaction, plus the aggregate value of Shares of the Issuer included in any other Transaction between the parties, exceeds 24.9% of the shareholders' equity of such Issuer, Party B may elect to terminate this Transaction in part on any Business Day prior to the Termination Date (the "Partial Termination Date") by giving irrevocable notice to Party A (the "Partial Termination Notice") on a Business Day that is not less than ten (10) calendar days prior to the Partial Termination Date, designating such Partial Termination Date and the portion of the Number of Shares to be Delivered to be terminated (the "Terminated Share Amount").

         (b) In such event, (i) the Number of Shares to be Delivered shall be reduced by the Terminated Share Amount, and (ii) an Additional Termination Event under the Agreement shall be deemed to occur with Party B the sole Affected Party and this Transaction (after consideration of any partial delivery) the Sole Affected Transaction; and Loss will be deemed to apply for the purpose of determining if any payment will be made in respect of the Affected Transaction. In all other respects this Confirmation shall remain in full force and effect and the Transaction shall remain outstanding.

8. Hedging Activity: (a) Party A acknowledges that Party B may (but is not required to) hedge its risk exposure by investing in Shares or other assets in respect of this Transaction and its obligations hereunder and Party B makes no representations or warranties regarding the level of such investment or the extent of its hedging activities (if any).

         (b) If Party B elects to hedge its position by acquiring Shares, the following provisions shall apply:

             Transacting Period:     The period of time during which Party A is
                                     prepared to enter into successive Share
                                     Forward Transactions on the Shares similar to this Transaction, which period shall commence on the Trade Date and end (i) at the close of the first Exchange Business
                                     Day following the date on which Party A
                                     notifies Party B that Party A does not
                                     intend to enter into any additional Share
                                     Forward Transactions for the time being or
                                     (ii) on the Transacting Period Termination
                                     Date, whichever first occurs, provided that if, pursuant to a request by Party A to enter into a Share Forward Transaction, Party B has acquired Shares in excess of Party B's hedging requirements for Share
                                     Forward Transactions then outstanding and is holding such Shares on the date that Party A gives a notice under subclause (i), Party A and Party B shall immediately enter into a Share Forward Transaction similar to this Transaction in respect of a like number of Shares.

                  Exchange Business
                  Day: Any day on which the Exchange is open for regular trading during regular trading hours.

                  Transacting Period
                  Termination Date:  August 17, 1999.

                  Party B Purchases: Party B's purchases of Shares during the
                                     Transacting Period will be made in
                                     accordance with Rule 10b-18 under the
                                     Securities Exchange Act of 1934, as amended
                                     ("Rule 10b-18"), as if it were applicable to this Transaction.

                  Party A Purchases: Party A shall not, and shall cause its
                                     affiliated purchasers (as defined in Rule
                                     10b-18) not to, purchase Shares during the Transacting Period.

9. Chicago Branch as Agent: Each party agrees that with respect to this Transaction Bank of Montreal, Chicago Branch ("Chicago Branch") has acted as "agent" for Party A and Party B within the meaning of Rule 15a-6 under the U.S. Securities Exchange Act of 1934, as amended, and Party A shall address all communications to Party B in connection with this Transaction to its Chicago Branch, 115 South LaSalle Street, Chicago, Illinois 60603, Attention: Managing Director, Global Financial Products.

10.      Additional Representations and Covenants:

         (a) In addition to the representations set forth in the Agreement, Party A further represents to Party B that:

              (i) it is not a resident of Canada and is not acting on behalf of any resident of Canada;

              (ii) its total assets, as shown on its last audited balance sheet, exceeded CAD 100 million, or its equivalent in another currency;

              (iii) at the time of entering into this Transaction, it is in compliance with the covenants set out in subsections 10(b)(ii)(A) to (E) of this Confirmation;

              (iv) in entering into the Agreement and this Transaction, it is in compliance with all applicable insider-trading laws and regulations, including without limitation, the laws and regulations of the Netherlands and the United States; and

              (v) at the time of Party A's entry into this Transaction and on the Settlement Date, no "restricted period" for purposes of Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("Regulation M") and no tender offer for Shares (whether by Party A or a third party) is in effect, and no Party A tender offer has been in effect within the preceding 10 (ten) business days.

         (b) In addition to the covenants set forth in the Agreement, Party A further covenants and agrees that:

              (i) this Transaction shall not be assigned by Party A to any resident of Canada; and

              (ii) at the time (the "Delivery Date") at which the Shares must be or are delivered by Party B to Party A pursuant to this
                    Transaction:

                    (A)    the Shares are fully paid;

                    (B) the articles of association of the Company (as in force at the Delivery Date) allow for the acquisition by the Company of the Shares;

                    (C) an authorization of Party A's General Meeting of Shareholders for the acquisition by Party A of shares in its own share capital, as referred to in Section 2:98 subsection 4 Dutch Civil Code is in full force and effect and the Transaction (including the acquisition by Party A of the Shares and the acquisition price therefor) is within the limitations set forth in such authorization;


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                                       9

                    (D) Party A's shareholders' equity (calculated in accordance with Section 2:98 subsection 3 Dutch Civil
                           Code), less the acquisition price for the Shares, will not be less than the sum of (x) the paid and called for part of Party A's share capital, and (y) the reserves which must be maintained by law or under Party A's articles of association (as in force at the Delivery Date), as required under Section 2:98 subsections 2 and 3 Dutch Civil Code;

                    (E) not more than six months have elapsed since the end of Party A's last financial year without the adoption and, if necessary, the approval of its annual accounts; and

                    (F) the sum of (X) the nominal amount of the shares in Party A's share capital which it or a subsidiary company (as defined in Section 2:24a Dutch Civil
                           Code) holds or holds as pledgee, and (Y) the nominal amount of the Shares to be Delivered, is not more than one-tenth of Party A's issued share capital.

              (iii) if Party A commences a "distribution" (as defined in
                    Regulation M) during the Transacting Period, Party A shall so notify Party B no later than the business day preceding the first day of the restricted period applicable to Party A under Regulation M and shall further notify Party B promptly when the restricted period has ended.

         (c) In addition to the representations and agreements set forth in the Agreement, (i) Party A and Party B each represents to the other that it is not entering into this Transaction while in possession of material non-public information with respect to Party A; (ii) Party A agrees that it will not disclose any material non-public information with respect to itself to Party B without Party B's prior consent; (iii) Party A agrees that if at any time during the Transacting Period it comes to have possession of material non-public information with respect to itself, it will immediately notify Party B that a blackout period is in effect, and when Party A ceases to be in possession of material non-public information, Party A will promptly notify Party B that the blackout period has ended; and (iv) Party B agrees that it will not purchase or sell, nor make any offers to purchase or sell, Shares during any such blackout period.

         (d) Party B shall make no purchases of Shares during any restricted period applicable to Party A under Regulation M that may occur during the Transacting Period.

11.      Additional Termination Events:

         (a) In addition to the Termination Events set forth in the Agreement, it shall be a Termination Event, with Party B as the sole Affected Party and this Transaction (after consideration of any partial delivery) the sole Affected Transaction, if Party B


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                                       10

              is unable to deliver the requisite number of Shares due to illiquidity in the market for such Shares. Party B will (a) notify Party A within one Clearance System Business Day of the Settlement Date to that effect and (b) deliver on the Settlement Date such number of Shares, if any, as it can deliver on that date. In such case, irrespective of the payment measure elected by the parties under the Agreement, Loss will be deemed to apply for the purpose of determining if any payment will be made in respect of the Affected Transaction.

         (b) In addition to the Termination Events set forth in the Agreement, it shall be a Termination Event, with Party A as the sole Affected Party and this Transaction the sole Affected Transaction, if delivery of Shares by Party B to Party A on the Settlement Date or on any Partial Settlement Date would violate any applicable law or regulation, including but not limited to Regulation M and Rules 10b-13, 13e-1 and 13e-4 under the Securities Exchange Act of 1934, or Section 2:98 of the Dutch Civil Code. If a violation of the kind referred to in the preceding sentence would otherwise constitute an Event of Default under the Agreement, the preceding sentence shall apply and the violation shall not constitute an Event of Default. In addition, irrespective of the payment measure elected by the parties under the Agreement, Loss will be deemed to apply for the purpose of determining if any payment will be made in respect of the Affected Transaction.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,
                                      Confirmed as of the date
BANK OF MONTREAL                      first above written :
                                      Chicago Bridge & Iron Company N.V.
                                      By : Chicago Bridge & Iron Company B.V.
By:  /s/ Rianna Yam                   Its :Managing Director
     ----------------------
     Rianna Yam
     Manager, Confirmations
                                      By:  /s/ Timothy J. Wiggins
                                           Timothy J. Wiggins, Managing Director